Exhibit 10.2

CERTIFICATE OF RESOLUTION

of

FIRST COMMUNITY BANCSHARES, INC.

The undersigned hereby certifies that the following is a true and correct copy of the resolution duly adopted by the Board of Directors of First Community, Bancshares, Inc., a Nevada corporation (hereafter referred to as “Employer” or “Corporation”), at a meeting duly called and held on the 24th day of January, 2017, and that said resolutions are now in full force.

WHEREAS, the Board previously approved and adopted a nonqualified plan known as the First Community Bancshares, Inc. Amended and Restated Non-Qualified Supplemental Cash-Or-Deferred Retirement Plan (hereinafter referred to as the “Plan”); and

WHEREAS, thorough review of the Plan for various reasons has identified several typographical errors and necessary non-substantive changes, most significantly a reference to a vesting section that is not included in the Plan document; and

WHEREAS, the Employer desires to amend the Plan to correct such errors and deficiencies in the Plan to assure that the Plan is clear and complete; and

WHEREAS, a draft amendment to the Plan has been prepared to make such corrections and additions and a draft of the form of such amendment (“Amendment # 2”) is set forth in Exhibit A to this Resolution.

NOW, THEREFORE, BE IT RESOLVED:

1.      The appropriate officers of the Corporation are hereby authorized to make necessary non-substantive modifications to the attached draft amendment based on the direction of counsel to ensure that such amendment, when finalized, includes all noted non-substantive corrections and addresses the issue of a reference to a non-existent vesting section.

2.      Once counsel confirms that such Amendment # 2 is in final form, William P. Stafford, II, Chairman and Chief Executive Officer, is directed to execute the same pursuant to the authority delegated to him by the Compensation and Retirement Committee in its capacity as Plan administrator.

3.      The appropriate officers of the Corporation are further authorized to file any required disclosures, including if necessary, a FORM 8-K to disclose adoption of “Amendment # 2” once finalized and executed.

4.      These actions do not in any manner serve, and it is not the intent of the Board or the Corporation, to amend or modify the Plan document in any other manner.

5.      The Secretary of the Corporation is hereby authorized, empowered and directed to file a copy of these Resolutions with the minutes of proceedings of the Board of Directors of the Corporation.

6.      No further actions are hereby taken or contemplated.

IN WITNESS WHEREOF, I, the undersigned Secretary of the Corporation, have hereunto subscribed my name and affixed the seal of the Corporation this the 24th day of January, 2017.

SEAL

_____________________________________________

Secretary

Amendment # 2

First Community Bancshares, Inc.

Amended and Restated

Non-Qualified Supplemental Cash-Or-Deferred Retirement Plan

This Amendment to the First Community Bancshares, Inc. Amended and Restated Non-Qualified Supplemental Cash-Or-Deferred Retirement Plan as amended and restated effective August 22, 2006 (hereinafter referred to as the “Plan”), by First Community Bancshares, Inc., a Nevada corporation (hereafter referred to as the “Corporation” or the “Employer”), is made effective February 28, 2017.

WITNESSETH

WHEREAS, the Board previously approved and adopted a nonqualified plan known as the First Community Bancshares, Inc. Amended and Restated Non-Qualified Supplemental Cash-Or-Deferred Retirement Plan (hereinafter referred to as the “Plan”); and

WHEREAS, thorough review of the Plan for various reasons has identified several typographical errors and necessary non-substantive changes, most significantly a reference to a vesting section that is not included in the Plan document; and

WHEREAS, the Employer desires to amend the Plan to correct such errors and deficiencies in the Plan to assure that the Plan is clear and complete; and

NOW, THEREFORE, the Plan is hereby amended as follows:

Section 1.17 is corrected as follows:

1.17	“Supplemental Company Discretionary Contribution Account” means the account maintained by the Company under the Plan that is credited with amounts contributed by the Company under Section ~~3.3~~ 3.4 of the Plan.

The pertinent part of Section 4.1 is corrected as follows:

4.1	Supplemental Salary Reductions, Supplemental Company Matching, and Supplemental Company Discretionary Contributions. Amounts credited under this Plan to the Participants Supplemental Salary Reduction, Supplemental Company Matching, and Supplemental Company Discretionary Contribution~~s~~ Accounts shall be treated as if such amounts were actually invested in…

The pertinent part of Section 6.1(b) is corrected as follows:

6.1(b)       …Notwithstanding any provision of this Section ~~5.1~~ 6.1 to the contrary…

A new Article VII is added as follows:

ARTICLE VII

FORFEITURES AND VESTING

7.1	Forfeitures. Subject to the vesting provisions of Section 7.2 hereinbelow, a Participant who unilaterally and voluntarily separates from service with the Company for other than normal retirement, early retirement, death or disability will forfeit the non-vested portion of such Participant’s Supplemental Company Matching Contribution Account and Supplemental Company Discretionary Contribution Account immediately following such separation from service.

7.2	Vesting Benefits. Vesting under the Plan shall occur in the same manner as it does under the First Community Bancshares, Inc. Employee Stock Ownership and Savings Plan.

Section 9.2 is corrected as follows:

Effect of Amendment or Termination. No amendment or termination of the Plan shall directly or indirectly reduce the Supplemental Salary Reduction or Supplemental Company Matching Contribution Accounts of the Participant held hereunder…in the manner and at the time described in Section ~~5.1~~ 6.1 of the Plan…

The pertinent part of Section 10.1 is corrected as follows:

…All amounts credited to Supplemental Salary Reduction and Supplemental Company Matching Contribution Accounts of the Participant…

The pertinent part of Section10.8 is corrected as follows:

…In the event that the Plan is not continue by the transferee, purchaser or successor entity, then the Plan shall terminate subject to the provisions of Section ~~7.2~~ 9.1 above.

This Amendment is adopted on this ____ day of _____, 2017.

First Community Bancshares, Inc.

By: ________________________________